Exhibit 21.1

List of Subsidiaries of the Registrant
Subsidiary                                        Jurisdiction
43642 Yukon Inc.                                        Yukon Territory, Canada
Active Building, LLC                                    Washington
A.L. Wizard LLC                                        Delaware
AssetEye Inc.                                        Delaware
Credit Interfaces, Inc.                                    California
eReal Estate Integration, Inc.                                California
Kigo, Inc.                                        Delaware
Kigo Rental Systems, S.L.                                    Spain
LeaseStar LLC                                        Delaware
Level One LLC                                        Delaware
MTS Connecticut, Inc.                                    Delaware
MTS Minnesota, Inc.                                    Delaware
MTS New Jersey, Inc.                                    Delaware
Multifamily Internet Ventures, LLC                                California
MyBuilding LLC                                        Delaware
NWP Acquisition Corporation                                Delaware
NWP Installation Company                                California
NWP Services Corporation                                Delaware
Open-C Solutions, Inc.                                    Delaware
Propertyware LLC                                    California
RealPage Equipment Services LLC                                Delaware
RealPage Forms LLC                                    Delaware
RealPage India Holdings, Inc.                                Delaware
RealPage India Private Limited                                India
RealPage Middle East Holdings LLC                            Delaware
RealPage ME DMCC                                    Dubai
RealPage Payment Processing Services, Inc.                            Nevada
RealPage Payments Services LLC                                Texas
RealPage Payments UK Ltd.                                United Kingdom
RealPage Philippines Holdings LLC                            Delaware
RealPage (Philippines) Inc.                                Philippines
RP Storage LLC                                        Texas
RealPage UK Ltd.                                    United Kingdom
RealPage Vendor Compliance LLC                                Delaware
RP ABC LLC                                        Delaware
RP Newco V LLC                                     Delaware
RP Newco VIII LLC                                    Texas
RP Newco XIII LLC                                    Texas
RP Newco XV LLC                                    Texas
RP Newco XVII LLC                                    Delaware
Starfire Media, Inc.                                    Delaware
Velocity Utility Solutions LLC                                Texas
Windsor Compliance LLC                                    Texas